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Exhibit 4.5

INTELLECTUAL PROPERTY
SECURITY AGREEMENT

        INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "Agreement") dated as of November 1, 2002, made by ARCHIBALD CANDY CORPORATION, a Delaware corporation ("Archibald"), and LAURA SECORD HOLDINGS CORP., a Delaware Corp, ("LS Holdings", and collectively with Archibald, the "Grantors", and each individually, a "Grantor"), in favor of FOOTHILL CAPITAL CORPORATION, a California corporation, in its capacity as Agent under the Loan Agreement, referred to below (together with its successors and assigns, the "Grantee").

RECITALS:

        WHEREAS, Grantors owns the Intellectual Property Collateral (as hereafter defined) listed on the Schedules hereto;

        WHEREAS, the Grantors have entered into the Loan and Security Agreement and Guaranty dated as of November 1, 2002 (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement") by and among Archibald, as Borrower, LS Holdings and Archibald Candy (Canada) Corporation, as Guarantors, the lenders that are signatories thereto (the "Lenders") and the Grantee, as arranger and administrative agent;

        WHEREAS, pursuant to the terms of the Loan Agreement, Grantors have granted to Grantee, for the benefit of the Lenders, a security interest in substantially all the assets of the Grantors including all right, title and interest of Grantors in, to and under all Grantors' intellectual property, whether presently existing or hereafter arising or acquired, and the applications therefor and the registrations thereof, and all products and proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement or dilution thereof, to secure the payment of all Obligations owing under the Loan Agreement;

        NOW, THEREFORE, in consideration of the aforementioned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree as follows:

        1.    Defined Terms.

        Unless otherwise defined herein, capitalized terms which are defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

        2.    Grant of Security Interest.    As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined in the Loan Agreement), each Grantor hereby grants, transfers, collaterally assigns and sets over to Grantee, for the benefit of the Lenders, a fully perfected, first priority security interest in, assignment of, general lien on and right of set-off of, all of the following (collectively, the "Intellectual Property Collateral"), in each case whether now existing or hereafter arising and whether now owned or hereafter acquired:

          (a)  all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, all prints or labels on which any of the foregoing appear, and all designs and general intangibles of a like nature, and the goodwill associated therewith or symbolized thereby, and all other assets, rights and interests that uniquely embody such goodwill, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all extensions or renewals thereof (including without limitation each trademark, trade name, trade dress, registration and application identified in Schedule I attached hereto and incorporated herein by reference) and including all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto (including without limitation damages for past or future infringements thereof), the right to sue or otherwise recover for all past, present and future infringements thereof, all rights corresponding thereto throughout the world (but only such rights as now exist or may come to exist under applicable local law) and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark and service mark (collectively, the "Trademarks");

          (b)  all letters patent of the United States or any other country, including patents, design patents and utility models, and all registrations and recordings thereof, all applications for letters patent of the United States or any other country (including without limitation the patents, design patents and utility models identified on Schedule II attached hereto and incorporated herein by reference) and all reissues, extensions, divisions, continuations and continuations-in-part thereof, and the inventions disclosed or claimed therein, including the right to make, sell and/or use the inventions disclosed or claimed therein (collectively, the "Patents");

          (c)  all copyrights in any original work of authorship fixed in any tangible medium of expression, including, without limitation, all databases, source codes, object codes and manuals, whether published or unpublished, whether now or hereafter existing, and whether in the United States or any other country, and all applications, registrations, renewals, extensions and recordings relating thereto filed in the United States Copyright Office (the "Copyright Office") or in any other governmental office or agency in the United States or any other country or political subdivision thereof, in each case in which any Grantor has any right, title or interest, whether as author, assignee, transferee or otherwise (including without limitation the copyrights listed on Schedule III attached hereto and incorporated herein by reference), and all other rights which any Grantor presently has or hereafter acquires pursuant to any Copyright License relating to any such copyright, including, without limitation, copyright assignments, and exclusive and nonexclusive licenses, and all right, title and interest of the Grantors in all physical materials embodying any work with respect to which the Grantors own or hold rights in any Copyright or Copyright License (collectively, the "Copyrights");

          (d)  All agreements, written or oral (i) providing for the grant by or to any Grantor of any right to use any Trademark (including without limitation the licenses listed on Schedule IV attached hereto and incorporated herein by reference), and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Loan Agreement) now or hereafter owned by such Grantor and now or hereafter covered by such licenses (collectively, the "Trademark Licenses"); (ii) providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent and all rights of any Grantor under such agreement (collectively, the "Patent Licenses"); and (iii) naming such Grantor as licensor or licensee, granting any right in or to any Copyright or copyright registration in the United States or any foreign country or any and all present and future agreements, including, without limitation, assignments and consents, as any such agreements may from time to time be amended or supplemented, pursuant to which such Grantor now has or hereafter acquires any direct or beneficial interest in any Copyright, or is a Grantor of rights to any third party with respect to any copyright, whether as a party to any such agreement or as an assignee of any rights under any such agreement excluding, however, non-exclusive computer software licenses;

          (e)  All of each Grantors' rights, title, interest, privileges and benefits nor or hereafter existing in and to any domain names and registrations (including without limitation the domain names and registrations listed on Schedule V attached hereto and incorporated herein by reference) now or hereafter now or hereafter owned by such Grantor (the "Domain Names"), together with the goodwill associated therewith, and all rights to damages and profits, due or accrued, arising out of past infringement of any of the Domain Names, and the right to sue for and recover the same; and

          (f)    all proceeds and products of any and all of the foregoing Intellectual Property Collateral.

        This security interest is granted in conjunction with the security interests granted to the Grantee pursuant to the Loan Agreement. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

        Subject to the terms and provisions of the following paragraph, on the Termination Date (as defined below), this Agreement shall terminate (provided that any indemnities set forth herein shall survive any such termination) and Grantee, at the request and expense of Grantors, will execute and deliver to Grantors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as provided above and releasing the lien on the Intellectual Property Collateral, and will duly assign, transfer and deliver to Grantors (without recourse and without any representation or warranty) such of the Intellectual Property Collateral as may be in the possession of Grantee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with all cash in respect of the Intellectual Property Collateral at the time held by Grantee hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which no Obligation under the Loan Agreement is outstanding and all have been paid in full and the Loan Agreement has been terminated.

        This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        In the event of any express conflict between the terms of this Agreement and the Loan Agreement, the terms of the Loan Agreement shall govern and prevail.

        IN WITNESS WHEREOF, the parties have duly executed this Intellectual Property Security Agreement on the day and year first written above.

ARCHIBALD CANDY CORPORATION, as Grantor
By:	/s/ TED A. SHEPHERD
	Name:	Ted A. Shepherd
	Title:	President and Chief Executive Officer
LAURA SECORD HOLDINGS CORP., as Grantor
By:	/s/ TED A. SHEPHERD
	Name:	Ted A. Shepherd
	Title:	President and Chief Executive Officer
FOOTHILL CAPITAL CORPORATION, as Grantee
By:	/s/ VINCENT J. EGAN, JR.
	Name:	Vincent J. Egan, Jr.
	Title:	Vice President

Schedule I

Trademarks
ARCHIBALD CANDY CORPORATION
U.S. Trademarks

Trademark	Registration No.
AMERICAN HOMESTEAD COLLECTION BY FANNY FARMER	2,040,233
DEBUTANTES	2,221,712
(DESIGN ONLY) HOPPING Easter Bunny with Basket)	1,483,724
FANNIE FARMER (COOKBOOKS CLASS 16)	1,770,031
FANNIE MAY (STYLIZED)	2,121,790
FANNIE MAY CANDIES CELEBRATED COLLECTION	2,173,898
FANNIE MAY CONFECTIONARY	2,181,859
FANNIE MAY CONFECTIONARY (STYLIZED)	2,183,444
FANNIE MAY KITCHEN FRESH CANDIES	1,407,863
FANNY FARMER (stylized for candy)	126,844
FANNY FARMER (STYLIZED) for jams etc	578,907
FANNY FARMER (STYLIZED WITH SILHOUETTE DESIGN)	904,804
FANNY FARMER (STYLIZED) for toys, etc	905,819
FANNY FARMER (STYLIZED) for retail store services	1,375,189
FANNY FARMER (and new Cameo Design)	1,392,552
FANNY FARMER (stylized script) for ice cream	1,393,461
FF (STYLIZED)	998,022
I CAN'T MAKE ALL THE CANDY IN THE WORLD SO I JUST MAKE THE BEST OF IT!	1,397,036
I LOVE MY HONEY BUT OH YOU FANNIE MAY!	1,468,535
LAFAYETTE(1)	211,768
LIVE WIRES	2,512,490
PECAN DIXIES	1,758,566
PIXIES (STYLIZED)	593,071
SWEET LOOK	1,200,893
SWEET PERSUASION	1,816,447
TRINIDAD	1,607,576
TRINIDADS	1,400,579
LAURA SECORD(2)	163,475

(1)
Archibald Candy Corporation has suspended use of this trademark.

(2)
Trademark assignment to Archibald Candy Corporation filed in May 2002 at U.S. Trademark Office.

ARCHIBALD CANDY CORPORATION
State Trademark Registrations

Trademark	State	Registration No.
FANNIE MAY CANDIES	Missouri	MO 9241
FANNIE FARMER	New York	R27,824
PIXIES	Illinois	29,397

ARCHIBALD CANDY CORPORATION
Foreign Trademarks (other than Canadian)

Trademark	Country	Registration No./ Serial No.
FANNY FARMER (SCRIPT) for coffee, tea, chocolate…	FRANCE	1,368,234
FANNY FARMER for tapioca, sugar, etc.	FRANCE	1,267,399
FANNY FARMER	ITALY	763,149 (previous registration #480,040)(3)
FANNIE MAY for confectionary, bread	JAPAN	1,809,559
FANNY FARMER for chocolate	JAPAN	1,241,987(4)
FANNY FARMER for coffee, confections, cereal	Switzerland	350,027(5)
FANNY FARMER for sugar confectionary & chocolate cover confectionary	United Kingdom	608,710
FANNY FARMER for non-medicated confectionary	United Kingdom	1,275,968

(3)
*ITALY Registration No. 480,040 may be the same as #763,149. Winston & Strawn's Paris Office is researching.

(4)
Registration is still owned by Fanny Farmer Candy Shops, Inc. It will cost approximately $1,600 to file a correction.

(5)
SWITZERLAND Registration No. 350,027 is still listed as owned by Fanny Farmer Candy Shops, Inc.

ARCHIBALD CANDY CORPORATION
Canadian Trademarks

Trademark	Registration No.
CALYPSO	App# 103,505,400
LAURA SECORD; DESIGN	TMA 308,270
LAURA SECORD	TMA 291,898
LAURA SECORD	TMA 209,560
CAMEO DESIGN	TMA 207,365
LAURA SECORD & DESIGN	TMA 217,670
KIDDY POPS	UCA 039,227
LAURA SECORD	TMDA 018,979
INDULGE	TMA389,009

OCCASIONS BY LAURA SECORD	TMA 371,465
ROSE DESIGN	TMA 301,317
CAMEO & DESIGN	TMA 280,819
LAURA SECORD	TMA 186,708
MEDALLIONS	TMA 126,360
CAMEO CONE	TMA 415,221
FANNIE FARMER (for cookbooks)	218,042
FANNY FARMER (for candy)	TMDA 026,793 expired 2001

ARCHIBALD CANDY FOREIGN CORPORATION
Other Registered Trademarks(6)

Trademark	Country	Registration No.
Laura Secord	United Kingdom	977778
Laura Secord	United Kingdom	B 1243751
Laura Secord	Hong Kong	B 27351988
Laura Secord	Australia	A 402878
Laura Secord	France	1,675,679
Laura Secord	Greece	77408
Laura Secord	Ireland	110725
Laura Secord	Korea Republic of (South)	166260 may have expired in July, 1999
Laura Secord	Kuwait	15712
Laura Secord	Macau	5812 M
Laura Secord	Saudi Arabia	13939
Laura Secord	Saudi Arabia	13940
Laura Secord	Saudi Arabia	13941
Laura Secord	Saudi Arabia	13942
Laura Secord	Singapore	51484
Laura Secord	South Africa	840270
Laura Secord	Switzerland	340,977

(6)
No Computer Reports were run in 2002 for this list.

Trade Names

Laura Secord
Laura Secord French & Frosted Mint
Laura Secord Frosted Mint
Laura Secord Mint Medallion
Laura Secord Mint Stick
Laura Secord Almond Bark
Laura Secord Jellifruit
Laura Secord Miniatures
Laura Secord Dixies
Laura Secord Puppy Paws
Laura Secord Buttermallow
Laura Secord Nut Bordeaux
Laura Secord French Mint
Laura Secord Laurette
Laura Secord Secord
Laura Secord Superior
Laura Secord Goldie
Laura Secord Milton
Laura Secord York
Laura Secord French Crisp
Laura Secord Virginia Crisp
Laura Secord Butter Crunch
Laura Secord Milk Fingers
Laura Secord White Fingers
Laura Secord Southern
Laura Secord Gloria
Laura Secord Jamaican
Laura Secord Orange Fruit Dream
Laura Secord Strawberry Fruit Dream
Laura Secord Raspberry Fruit Dream
Laura Secord Essex
Laura Secord Kent
Laura Secord Swirls & Clusters
Laura Secord Almond Swirls
Laura Secord Vanilla Belmont
Laura Secord Cameo
Laura Secord Princess

Fannie May
Fannie May Candies
Fanny Farmer
Fanny Farmer Candies
Sweet Factory
Sweet Factory Group, Inc.
Sweet Factory Group
SF Candy Company
Sweet Factory, Inc.
SF Properties, Inc.
Archibald Candy (Canada) Corporation

Schedule II

Patents

UNITED STATES REGISTERED PATENTS
NONE

CANADIAN REGISTERED PATENTS
NONE

Schedule III

Copyrights

Title	Registration No. (Renewal Number)
"The New Fannie Farmer Boston Cooking School Cook Book" (1951 Edition)	A 58906 (RE 47-403)
"The Fannie Farmer Junior Cook Book" (Revised Edition)	A 310806 (RE 269-246)
"The Fannie Farmer Junior Cook Book" (Revised Edition)	A 310806 (RE 269-247)
"The Fannie Farmer Junior Cook Book" (Revised Edition)	A 310806 (RE 258-685)
"The All New Fannie Farmer Boston Cooking School Cook Book"	A 409841 (RE 351-952)
"The Fannie Farmer Cook Book" (Eleventh Edition)	A 785881 (RE 47-403)
"Candies" (Print or Label)	KK 232513
"Miss Dog's Christmas Treat" (Book)	A 557906
"The Fannie Farmer Cook Book" (Twelfth Edition)	TX 338-846
"The Fannie Farmer Baking Book"	TX 1-547-681
"The Fannie Farmer Cook Book" (Thirteenth Edition)	TX 3-280-034
"Fannie May Chocolate Filled Bunnies" (Poster)	VA 226 329
"Fannie May Candies Easter Parade" (Poster) (photograph and lithograph reproduction)	VA 299 153
"Fannie May Candies Easter Parade" (Catalogue 1987 edition)	VA 258 898
"Fannie May Candies Easter Parade" (Catalogue 1988 edition)	VA 295 869
Fannie May Candies Easter Parade" (Catalogue 1989 edition)	VA 339 469
"Fannie May Kitchen Fresh Candies" (Easter 1992 Gift Selection—photographic catalogue)	VAU 213 682
"The Chocolate Idea Book"—(Catalogue)	TX 1 712 172
"The Chocolate Idea Book"—(Catalogue 1986-1987 edition)	VA 248 077
Chocolate Delights"—(Catalogue 1986-1987 edition)	VA 242 556
"Fannie May Quantity Order Discount Program 1991-1992" (photographic catalogue)	VA 474 042
"Fannie May Mail Order and Quantity Order Catalogue 1987-1988"	VA 278 699
"Fannie May Mail Order and Quantity Order Catalogue 1988-1989"	VA 321 549
"Fannie May Kitchen Fresh Candies 1991-1992 Mail Order Gift Selection" (photographic catalogue)	VA 474 044
"Quantity Order Discount Program Fannie May Candies" (photographic brochure)	VA 474 043
"Fannie May Quantity Order Discount Program 1991-1992" (Photographic catalogue)	VA 474 042

"The Victorian Valentine" (design)	TX 1 851 807
"Fannie May Kitchen Fresh Candies Valentine's 1992 Gift Selection" (photographic catalogue)	VAU 213 681
"Fannie May Valentine Brochure—1987 Edition"	VA 253 083
"Fannie May Valentine Brochure—1988 Edition"	VA 291 146
"Fannie May Valentine Brochure—1989 Edition"	VA 337 851
"Fannie May Candies Happy Holidays Flyer 1987" (Catalogue)	VA 284 161
"Fannie May Candies Happy Holidays Flyer 1988" (Catalogue)	VA 327 611
"Fannie May Kitchen Fresh Candies Christmas 1991 Gift Selections" (Photographic Catalogue)	VAU 213 680
"Chicago Skylines" (packaging—print based upon original painting)	VA 206 338
"Water Tower/Horse and Carriage" (print based on original painting)	VAU 228 669
"Floral Heart"	VA 815 722
"Christmas Personal Consumption"	VA 814 976
"Valentine's Day Personal Consumption"	VA 814 977
"Halloween Personal Consumption"	VA 814 978
"Easter Personal Consumption"	VA 814 979
"96 Halloween Pop"	VA 814 980
"Easter Bunny Crate"	VA 814 981
"Easter Bunny Die Cut Box"	VA 814 982
"Marshmallow Hearts"	VA 814 983
"Carrot-Rabbit Boxes"	VA 820 242
"Easter Cream Egg Boxes"	VA 824 758
"97 Whimsical 2 oz. Heart"	VA 824 762
"12 oz. Jelly Bird Egg"	VA 824 763
"Christmas Tree Die Cut Box"	VA 824 764
"1 oz. Santa Pop"	VA 824 765
"Twelve Days of Christmas"	VA 824 766

Schedule IV

Licenses

        1.    Trademark Agreement dated as of May 15, 1987 with Alfred Knopf for use of the "FANNIE FARMER" trademark in conjunction with publication rights to "The Fannie Farmer Cookbook" (13TH Edition).

        2.    Trademark Agreement dated as of March 17, 1983 with Alfred Knopf for use of the "FANNIE FARMER" trademark in conjunction with publication rights to "The Fannie Farmer Baking Book.

        3.    Non-exclusive licenses of "Fannie May", "Fannie Farmer", and "Fanny Farmer", trademarks pursuant to distributorship agreements and agreements for advertising and promotion, and merchandising of non-food products (including, without limitation, non-exclusive licenses for the use of such trademarks for publications for third parties) entered into in the ordinary course of business and consistent with past practice.

Schedule V

Domain Names

www.archibaldcandy.com
www.fanniemay.com
www.fanniemaycandies.com
www.laurasecord.ca

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  Exhibit 4.5